EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------


We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-50404) of Nanopierce Technologies, Inc. and subsidiaries of our report dated August 23, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), which appears on page F-2 of this Annual Report on Form 10-KSB for the year ended June 30, 2002.



GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
September 24, 2002


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